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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 12, 2005


                         The Allied Defense Group, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                   001-11376                         04-2281015
          (Commission File Number)     (I.R.S. Employer Identification No.)


   8000 Towers Crescent Drive, Suite 260, Vienna, Virginia         22182
          (Address of Principal Executive Offices)              (Zip Code)

        Registrant's Telephone Number, including area code (703) 847-5268

                                 Not Applicable
          (Former name or former address, if changed since last report)

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ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
              DIRECTORS;  APPOINTMENT OF PRINCIPAL OFFICERS

     On May 12, 2005, The Allied Defense Group, Inc. ("Allied" or the "Company") issued a press release announcing that Major General (Ret.) John G. Meyer, Jr. has resigned as President and Chief Executive Officer ("CEO") effective immediately following the stockholders meeting to be held on June 17, 2005. General Meyer shall remain as a member of the Board of Directors of Allied.

     The Board of Directors further announced that Major General (Ret.) John J. Marcello has been selected to succeed General Meyer as President and CEO of the Company effective June 17, 2005. General Marcello, age 57, has been with the Company since 2002, serving as Chief Operating Officer and then Managing Director of MECAR S.A., Allied's largest subsidiary. Formerly, General Marcello held numerous senior operational positions with the U.S. Army, including his last position as Commander of U.S. Army Test and Evaluation Command, where he led and managed a $460 million organization of 5,000 personnel in 28 locations. He also has extensive experience in the Middle East, where he served as the Senior U.S. Defense Representative and Chief of U.S. Military Mission to the Kingdom of Saudi Arabia, managing a $66 billion security assistance program.

     General Marcello has agreed to the terms of an employment agreement with the Company. The employment agreement provides for an annual salary of $295,000, and the potential to earn an annual bonus up to 50% of the annual salary upon satisfaction of certain performance standards. In addition, General Marcello will be entitled as a signing bonus to a one-time grant of 16,000 shares of restricted Company stock. The shares will vest over a four (4) year period. Upon certain terminations of General Marcello's employment, he will be entitled to receive his annual salary for up to one (1) year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the election of General Marcello.

     Attached hereto as Exhibit 99.1 is a copy of Allied's news release dated May 12, 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1  News Release of The Allied Defense Group, Inc. issued on
May 12, 2005

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE ALLIED DEFENSE GROUP, INC.

                                       By: /s/  John G. Meyer, Jr.
                                           -------------------------------------
Date:    May 12, 2005                      John G. Meyer, Jr.,
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit Number     Description
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99.1               Press Release dated May 12, 2005

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